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                                                                   Exhibit 10.06

                       AMENDMENT TO EMPLOYMENT AGREEMENT


         Amendment to Employment Agreement made effective the 1st day of August, 1996, by and between DYNAMIC HEALTHCARE TECHNOLOGIES, INC., a Florida corporation ("Employer") and David M. Pomerance ("Employee").

         WHEREAS, Employer and Employee are parties to an Employment Agreement dated August 23, 1994 (the "Employment Agreement").

         WHEREAS, Employer and Employee desire to amend the Employment Agreement as set forth herein, and supersede and replace all prior amendments to the Employment Agreement.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Employer and Employee hereby amend the Employment Agreement as follows:

         1. The first sentence of Paragraph 2 is hereby restated to read as follows:

                 The employment of Employee by Employer pursuant to this Agreement shall be for a one (1) year period commencing on August 1, 1996 ("Commencement Date") and shall automatically renew for successive one (1) one-year periods (hereinafter referred to as the "Service Period") unless terminated by written notice from either party within sixty (60) days prior to renewal.

         2. Paragraph 3 is hereby restated in its entirety to read as follows:

                 "3.  DUTIES.

                         (a)      Employee shall, subject to overall
                         direction consistent with the legal authority of the Board of Directors of Employee (the "Board"), serve as, and have all power and authority inherent in the office of Chairman of the Board of Directors and shall be responsible for those areas in the conduct of the business reasonably assigned to him by the Board.

                         (b)      Employee shall serve as a part time
                         consultant ("Consultant") to Employer and shall be responsible for those areas as are reasonably assigned to him by Employer's President, or by the Board, or as are mutually agreed upon by the Employer's President and Employee.

                         (c)      Employee shall devote  as much of
                         his business time as is necessary for him to successfully carry out his duties as Chairman of the Board and as Consultant as determined by Employer's President."

         3. Paragraph 4(a) is hereby restated in its entirety to read as follows:

                 "(a)     MONETARY COMPENSATION.  Employee shall receive a one
                 time payment of $9,854.93 on the Commencement Date.
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                 In consideration of Employee's services as Chairman of the
                 Board, Employee shall receive monthly remuneration of $1,500 per month. In consideration of Employees services as Consultant, Employee shall receive per diem compensation of $2,500 per day with a non cumulative minimum of five (5) days per month."

         4. Paragraph 4(c) is hereby restated in its entirety to read as follows:

                 "(c)     OTHER PROVISIONS.  Employee shall be reimbursed for
                 all reasonable expenses incurred by him in performance of his duties as Chairman of the Board and Consultant, including, but not limited to, all reasonable entertainment and travel expenses, which shall include first class air travel or it's dollar equivalent.

         5. Paragraph 11 is hereby amended to replace the words "two (2) year period" with the words "six (6) month period" in subparagraphs (a) and
(b).

         6. In consideration for Employee entering into this Amendment (a) Employee shall receive a bonus of $12,500 per calendar quarter, payable on the first day of August and November 1996 and February and May 1997; and (b) Employee's unvested options to purchase an aggregate of 100,000 shares of Employer's common stock ("Option Shares") granted pursuant to a Stock Option Agreement dated August 24, 1994 respectively, shall be deemed to have vested on the Commencement Date.

         7. Employee hereby acknowledges that he waives participation the Employer's Management Incentive Compensation Plan and in all vacation and sick day benefit programs.

         8. Except as specifically set forth above, the provisions of the Employment Agreement shall remain in full force and effect until further amended in accordance with the provisions thereof.

         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.


                                        /s/ David M. Pomerance
                                        ---------------------------------------
                                        DAVID M. POMERANCE


                                        DYNAMIC HEALTHCARE TECHNOLOGIES,
                                        INC., a Florida Corporation



                                        By: /s/ Mitchel J. Laskey
                                            ----------------------------------
                                            Mitchel J. Laskey